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                                  EXHIBIT 2
                                  ---------

           AMENDMENT NO. 2 TO AGREEMENT OF AFFILIATION AND MERGER
           ------------------------------------------------------

         THIS AMENDMENT NO. 2 ("Amendment No. 2") to the Agreement of Affiliation and Merger, as amended June 26, 2001 ("Agreement"), dated and effective as of the 30th day of March, 2001, by and between First Financial Corporation ("First Financial"), FFC Merger Corp ("Merger Corp"), and Community Financial Corp. ("Community") is made and entered into as of the 20th day of November, 2001 by and among First Financial, Merger Corp and Community. Except as otherwise amended by this Amendment No. 2, all capitalized terms not herein defined shall have the meanings set forth in the Agreement.

                                  RECITALS
                                  --------

         A. First Financial, Merger Corp and Community desire to amend certain provisions of the Agreement relating to (1) the Aggregate Purchase Price, (2) the date by which First Financial will make its employee benefit plans available to Community employees, (3) the nature of the "Agreement Under the Bank Holding Company Act" proposed to First Financial by the Board of Governors of the Federal Reserve System in connection with the Merger,
(4) the right of First Financial to terminate the Merger and (5) the date on which the Agreement may be terminated if the Merger is not completed and in certain other regards as herein stated.

         B. Section 12.02(b) of the Agreement provides that the Agreement may only be amended, modified or supplemented by the written agreement of First Financial, Merger Corp and Community.

         C. First Financial, Merger Corp and Community wish to amend, modify and supplement the Agreement as provided herein.

         NOW, THEREFORE, the Agreement is hereby amended, as of the date written above, as follows:

         1. Section 2.02(a) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (a) As consideration for the Merger, shareholders of Community, other than those shareholders who have exercised their dissenter's rights as set forth in Section 3, will be entitled to receive in
                                ---------
         cash for each share of Community common stock they own an amount equal to:

                (i)   the Aggregate Purchase Price (as defined in Section
                                                                  -------
                2.02(b), and as may be amended or modified by Section
                -------                                       -------
                2.02(c)) minus (A) the aggregate amount to be paid to the
                -------
                Community ESOP pursuant to Section 2.02(e), and (B) minus
                                           ---------------
                the aggregate amount to be paid to the holders of record as of the Effective Time of the outstanding "in the money" options of Community (as defined in Section 2.02(f))
                                                    ---------------
                pursuant to Section 2.02(f),
                            ---------------

                (ii) divided by 2,147,470 (which is the number of shares of Community common stock which will be outstanding as of the Effective Time);

provided, however, in no event shall such shareholders receive an amount less than $15.14 for each share of Community common stock.

         2. The initial clause of Section 2.02(b) of the Agreement is hereby amended and replaced in its entirety to read as follows:



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         (b)    First Financial shall pay an aggregate purchase price (the
         "Aggregate Purchase Price"), determined as of five business days prior to the Closing, equal to the sum of the following less any liabilities of Community (computed on a parent company only basis):

         3. The fourth sentence of Section 4.01 of the Agreement is hereby amended and replaced in its entirety to read as follows:

                Except as set forth in the Disclosure Schedule (for purposes of this Agreement, "Disclosure Schedule" shall mean the schedules referencing the applicable provisions of this Agreement which are attached hereto and made a part of this Agreement, as such schedules may be amended from time to time), Community's only subsidiary is the Bank, and it has no other subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity, except for stock held by the Bank in the Federal Home Loan Bank of Chicago and the Federal Reserve Bank of St. Louis.

         4. Section 4.22(f) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (f) Except as disclosed in writing to First Financial, increased the salary of any director, officer or employee or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

         5. Section 7.03(a) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (a) At such time as First Financial shall determine, in its sole discretion, but in no event later than June 30, 2002, First Financial will make available to the employees of Community who continue as employees of any subsidiary of First Financial after the Effective Time and, further, subject to Subsections 7.03(b),
                                                     --------------------
         (c) and (d) hereof, substantially the same employee benefits on
         -----------
         substantially the same terms and conditions that First Financial may offer to similarly situated officers and employees of its banking subsidiaries from time to time. Until such time as the employees of Community become covered by the First Financial welfare benefit plans, the employees of Community shall remain covered by their respective welfare benefit plans, subject to the terms of such plans.

         6. Section 8.01(d) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (d)    Regulatory Approvals. The appropriate banking regulators will
                --------------------
         have authorized and approved the Merger and agreed to an "Agreement Under The Bank Holding Company Act" regarding First Financial's status as a financial holding company (after considering the preliminary results of the most recent regulatory examination of Community Bank) on terms and conditions satisfactory to First Financial. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger contemplated by this Agreement will have been obtained on terms and conditions satisfactory to First Financial.




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         7.     Section 9.01(a)(i) of the Agreement is hereby amended and
replaced in its entirety to read as follows:

                (i) the Merger contemplated by this Agreement has not been consummated by January 31, 2002; or

         8. Section 9.01(b)(viii) is hereby added to the Agreement to read as follows:

                (viii) the amount to be received by the shareholders of Community, other than those shareholders who have exercised their dissenter's rights as set forth in Section 3, for each of their
                                            ---------
         shares of common stock pursuant to Section 2.02(a) is less than $15.14.

         9.      An amendment to Schedule 4.09(a)(iv) to the Disclosure
Schedule is attached hereto as Annex A.
                               -------

         10. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.





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                  IN WITNESS WHEREOF, First Financial, Merger Corp and
Community have made and entered into this Amendment No. 2 as of the day and year first above written and have caused this Amendment No. 2 to be executed in counterparts by their duly authorized officers.


                                         FIRST FINANCIAL CORPORATION

                                         By /s/ Donald E. Smith
                                            -----------------------------------
                                            Donald E. Smith,
                                            Chairman of the Board and President

/s/ Michael A. Carty
--------------------------------
Michael A. Carty, Secretary


                                         FFC MERGER CORP

                                         By /s/ Donald E. Smith
                                            -----------------------------------
                                            Donald E. Smith,
                                            Chairman of the Board and President

/s/ Michael A. Carty
--------------------------------
Michael A. Carty, Secretary


                                         COMMUNITY FINANCIAL CORP.

                                         By /s/ Wayne H. Benson
                                            -----------------------------------
                                            Wayne H. Benson, President

/s/ Steve Walser
--------------------------------
Steve Walser, Secretary